UNITED STATE

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                     FORM 8-K

                                 CURRENT REPORT

      Pursuant to Section13 or 15(d) of the Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported): November 12, 2007

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                      Utilicraft Aerospace Industries, Inc.

             (Exact name of registrant as specified in its charter)

               Nevada                   333-128758               20-1990623
 (State or other jurisdiction of    (Commission File           (IRS Employer
           incorporation)                Number)             Identification No.)


                              7339 Paseo Del Volcan
                          Albuquerque, New Mexico         87121
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code: (866)843-1348

                                 Not applicable

          (Former name or former address, if changed since last report)

Check  the   appropriate  box  below  if  the  Form8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

On November 6, 2007, the Company entered into an engagement agreement for a two year period with CapNet Securities Corporation ("CapNet")as its exclusive financial consultant, placement Agent and finder in connection with various financing strategies including (i) an offering and sale of securities intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to Rule 506 of Regulation D of the Securities Act, and the various applicable state laws, (ii) joint venture partners and (iii) potential acquirers. The agreement does not constitute a firm commitment by CapNet and will be conducted on a best-efforts basis and may be terminated by either party after six months.

As compensation for the exclusive services of CapNet hereunder, the Company shall pay to CapNet and its Identified Parties certain fees as follows:

(a) In the event of any successful Financing provided by a CapNet Identified Party (i)that closes during the Engagement Period or (ii) that closes during the Residual Period, or (iii) which results from, or completes a Financing contemplated by a written commitment letter or agreement in principle which is entered into during either the Engagement Period or the Residual Period, then the Company shall pay to CapNet, in cash, a fee equal to eight percent (8%) of the gross consideration received by the Company pursuant to the Financing (and payable out of the proceeds of the Financing). However, if some or all of the Financing consists of indebted-ness that is not convertible into equity securities of the Company, the fee shall instead be four percent (4%) for that portion of the gross Consideration received by the Company pursuant to the Financing that relates to such indebtedness. The initial (Stage 1) contemplated equity financing amount is approximately Ten Million Dollars ($10 million). The secondary (Stage 2) contemplated equity financing amount is approximately Two-Hundred and Fifty Million Dollars ($250,000,000). Fees are payable with respect to consideration within five (5) days of receipt by the Company.

(b) In addition, if the Company (i) receives consideration of not less than $500,000 from a Financing on or before March 31, 2008 (the "Bridge Financing") then the Company shall issue to CapNet warrants to purchase a number of shares of common stock of the Company equal to 1,000,000 warrants for each $500,000 of Bridge Financing, up to a maximum of $4,000,000, provided by CapNet and or CapNet Indentified Parties. If the Bridge Financing is not provided by a CapNet Identified Party, CapNet shall receive one-half of the warrants that would have been due it had the CapNet Identified Party provided the Bridge Financing. If the Bridge Financings are provided by CapNet Identified Parties, the exercise price shall be $.20 per share. The warrants shall expire on the third anniversary of the closing date of the Primary Financing. The warrants shall be subject to other customary terms and conditions.

(c) If a Transaction is consummated (i) during the Engagement Period, or (ii) during the Residual Period with a CapNet Identified Party, or (iii) which results from, or completes a Transaction contemplated by a letter of intent or a definitive agreement to effect a Transaction entered into during the Residual Period (with a CapNet Identified Party) or the Engagement Period, then the Company shall pay to CapNet, or its designees, promptly on each Transaction Date a transaction fee equal to:

                           8% of the first $1,000,000 of Consideration
                           7% of the second $1,000,000 of Consideration
                           6% of the third $1,000,000 of Consideration
                           5% of the fourth $1,000,000 of Consideration
                           4% of any additional Consideration (above $4,000,000)

(d) In the event that the Company introduces the parties for the capital sourcing or for any joint venture or NOA Agreement, then in lieu of compensation outlined in(a) or (c) then CapNet will be given a fee of 2.5% of the gross consideration of the transaction.



Item 9.01 Financial Statements and Exhibits.


     (d)  Exhibits.

         Exhibit  No.                Description

            99.1               Press Release dated November 7, 2007



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Utilicraft Aerospace Industries, Inc.

Date: November 12, 2007                  By:      /s/ John J. Dupont
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                                                John J. Dupont
                                                President and CEO















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